SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8K

                        Current Report
               Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported): April
19, 2005


                        JOHNSON & JOHNSON

     (Exact name of registrant as specified in its charter)


    New Jersey                1-3215              22-1024240

(State or other             Commission       (I.R.S. Employer
jurisdiction                File Number)    Identification No.)
of incorporation)



 One Johnson & Johnson Plaza, New Brunswick, New Jersey
08933

   (Address of principal executive offices)    (zip code)


Registrant's telephone number including area code:
(732) 524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Item 8.01 Other Events

New Brunswick, NJ (April 19, 2005) - Johnson & Johnson
(NYSE: JNJ) announced a definitive agreement under which Ortho-McNeil Pharmaceutical, Inc., a subsidiary of Johnson & Johnson, would acquire Peninsula Pharmaceuticals,
Inc., a privately held biopharmaceutical company focused on developing and commercializing antibiotics to treat life-threatening infections.

Peninsula's lead product candidate, doripenem, is a broad-spectrum antibiotic and a new member of the carbapenem class of beta-lactam antibiotics. Peninsula is currently evaluating doripenem in six Phase III clinical trials. In addition, doripenem received Fast Track designation from the U.S. Food and Drug Administration (FDA) for the treatment of nosocomial pneumonia, including ventilator-associated pneumonia (VAP).

The cash-for-stock transaction is valued at approximately $245 million and is expected to close in the second quarter. Upon closing, Johnson & Johnson expects to incur a one-time after-tax charge of approximately $0.08 per share, as substantially all of the purchase price will be expensed as in-process research and development.


Exhibit No.       Description of Exhibit

99.15     Press Release dated April 19, 2005





                            SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   JOHNSON & JOHNSON




Date: April 21, 2005       By: /s/ Stephen J. Cosgrove
                               Stephen J. Cosgrove
                               Chief Accounting Officer